Exhibit 5.1
ANDREWS
KURTH
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
+1.713.220.4200 Phone
+1.713.220.4285 Fax
andrewskurth.com

Independence Contract Drilling, Inc.
11601 North Galayda Street
Houston, Texas 77086

Re:    Independence Contract Drilling, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company under the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan, as amended (the “Plan”), of up to 1,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issuance of Shares in accordance with the Plan.
We have examined: (i) originals or copies certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Plan, (c) the Amended and Restated Certificate of Incorporation of the Company, (d) the Amended and Restated Bylaws of the Company, (e) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Corporate Secretary of the Company, and (f) such other documents and records as we have deemed necessary and relevant for purposes hereof, and (ii) such statutes, including the General Corporation Law of the State of Delaware (the “DGCL”), and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.
In making our examination, we have assumed and have not verified the (i) genuineness of all signatures on all documents that we have examined, (ii) legal capacity of all natural persons, (iii) authenticity of all documents submitted to us as originals, and (iv) conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.
Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.
Following the due authorization of a particular award by a duly constituted and acting committee of the Board of Directors of the Company, as provided in and in accordance with the Plan, the Shares issuable by the Company pursuant to such award will have been duly authorized.

2.
Upon issuance and delivery of the Shares from time to time pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of the applicable award agreement, and upon receipt by the Company of lawful consideration therefor under the DGCL in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the DGCL. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement becomes effective.
Very truly yours,
/s/ Andrews Kurth LLP